UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

CB PHARMA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36757	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Columbus Circle, 15th Floor

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(781) 652-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On May 20, 2016, CB Pharma Acquisition Corp. (the “Company”) entered into an agreement (the “Agreement”) with the Company’s shareholders prior to its initial public offering (the “Initial Shareholders”) and EJF Opportunities, LLC, Stephen B. Pudles, Jose M. Aldeanueva, Jeffrey J. Gutovich Profit Sharing Plan and Barry Rodgers (collectively, the “Investors”). Pursuant to the Agreement, (i) the Initial Shareholders transferred an aggregate of 1,050,000 ordinary shares, par value $0.0001 per share, of the Company (the “Insider Shares”) to the Investors for aggregate consideration of $1.00, (ii) each of Lindsay A. Rosenwald, Michael Weiss, George Avgerinos, Adam J. Chill, Arthur A. Kornbluth and Neil Herskowitz resigned from his position as an officer and/or director of the Company effective as of the approval of the Extension (defined below) and expiration of all applicable waiting periods under Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 thereunder (the “Waiting Period”), (iii) Edward J. Fred and Jose M. Aldeanueva were appointed as Chief Executive Officer and President and Chief Financial Officer, Secretary and Treasurer, respectively, of the Company effective as of the approval of the Extension and expiration of the Waiting Period and (iv) Edward J. Fred, Jose M. Aldeanueva, Stephen Pudles, Jeffrey J. Gutovich and Barry Rodgers were appointed as directors of the Company effective as of the approval of the Extension and expiration of the Waiting Period. Additionally, the parties agreed to take all actions reasonably necessary, at Investors’ sole expense, to obtain an additional 6 months for the Company to consummate a business combination (the “Extension”) and to effectuate the matters set forth above, including preparing the necessary proxy statement seeking shareholder approval to amend the Company's Amended and Restated Memorandum and Articles of Association to provide for such extension (the “Proxy Statement”) and including in such Proxy Statement, or filing a separate information statement to include, the information necessary under Section 14(f) of the Exchange Act and Rule 14f-1 thereunder relating to the above director resignations and appointments. The parties have also agreed to change the name of the Company to “Origo Acquisition Corporation,” subject to approval of shareholders, to better reflect the operations of the new management that will be in place following approval of the Extension. The shareholder meeting to approve the foregoing is tentatively scheduled for June 10, 2016 and the Proxy Statement will be mailed to shareholders of record as of May 25, 2016.

The following are the biographies of Messrs. Fred, Aldeanueva, Pudles, Gutovich and Rodgers who will become officers and/or directors of the Company upon approval of the Extension and expiration of the Waiting Period.

Edward J. Fred, 57 years old, brings over 35 years of experience in the executive and financial management of publicly-traded and privately-held companies, including nearly 30 years in the aerospace and defense industry. Mr. Fred retired from CPI Aerostructures, Inc. in March 2014 having been an officer commencing in February 1995 and a director commencing in January 1999. He was CPI’s controller from February 1995 to April 1998, when he was appointed chief financial officer, a position he held until June 2003 and then from January 2004 to May 2004. He was executive vice president from May 2000 until December 2001 and was appointed President in January 2002 and Chief Executive Officer in January 2003 and served in such capacities until he retired. For approximately ten years prior to joining CPI, Mr. Fred served in various positions for the international division of Grumman, where he last held the position of controller. Mr. Fred serves on the Board of Trustees of Island Harvest and is active in The March of Dimes, the Sid Jacobson Community Center, 1 in 9 Breast Cancer Action Coalition - Hewlett House (co-founder of a golf outing that has raised nearly $500,000 for this cause), the Salvation Army, the Coalition Against Child Abuse & Neglect, the Children’s Sports Connection, and The Cradle of Aviation. Mr. Fred holds a Bachelor of Business Administration in Accounting from Dowling College and an Executive MBA from Hofstra University. We believe Mr. Fred is well-qualified to serve as a member of our board of directors due to his business experience and contacts.

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Jose Aldeanueva, 47 years old, brings 20 years of strategic advisory, mergers and acquisitions, corporate finance and industrial operations experience. Mr. Aldeanueva founded Stone Capital, an independent advisory practice focused on founder-owned growth companies and direct private investments, in 2007. Since its founding, Stone Capital has advised NASDAQ-listed and privately held companies in a broad range of industries such as energy, telecom services, financial services, real estate, private banking, and aviation and aerospace. Prior to Stone Capital, Mr. Aldeanueva held global client responsibilities for the energy sector with HSBC Corporate Investment Banking and Markets in New York from 2005 to 2007. His previous experience includes investment banking roles with Credit Suisse, PaineWebber and Hill Street Capital, as well as industrial operating roles with General Electric. Mr. Aldeanueva holds an MBA from the University of Chicago, a MS in Industrial Engineering from Columbia University and a BS in Aerospace Engineering from the University of Notre Dame. We believe Mr. Aldeanueva is well-qualified to serve as a member of our board of directors due to his business and merger and acquisition experience and contacts.

Stephen Pudles, 56 years old, brings over 30 years of executive experience in the aerospace, electronics and defense industries. Mr. Pudles has been retired since 2013. Prior to his retirement, Mr. Pudles served as the Chief Executive Officer of Spectral Response, an electronic contract manufacturing services company that was sold to Hunter Technology in 2014. Prior to this, Mr. Pudles was with API Nanotronics Corp. where he was Chief Executive Officer from April 2008 to June 2011 and a director from November 2008 to June 2011. From 2000 until joining API, Mr. Pudles was employed by OnCore Manufacturing Services LLC (formerly known as Nu Visions Manufacturing LLC) (“OnCore”), where he served as President and CEO from 2002 to 2007, Executive Vice President from 2007 until joining API, and Vice President from 2000 to 2001. OnCore is a contract manufacturer of printed circuit boards and other electronic hardware. Previously, he has held senior management positions with Tanon Manufacturing, Electronic Associates, IEC and Restor Industries. Mr. Pudles has a Masters of Science in management and a Bachelor of Engineering from Stevens Institute of Technology in Hoboken, New Jersey. We believe Mr. Pudles is well-qualified to serve as a member of our board of directors due to his business experience and contacts.

Jeff Gutovich, 60 years old, brings over 30 years of entrepreneurial and executive experience that includes financial services, aviation and aerospace buy-out and operations. In February 2004, Mr. Gutovich founded Sentry Financial Services Group, Inc., a Los Angeles-based firm specialized in wealth preservation, tax minimization, and insurance strategies across a broad asset spectrum that includes aviation and aerospace, and has served as its Chief Executive Officer since its founding. Prior to Sentry, Mr. Gutovich co-founded Financial Resources Group, a professional services practice specialized in insurance, retirement and estate planning, employee benefits, and asset management, in 1986. Also in 1986, Mr. Gutovich was a partner in the leverage buyout team that acquired four operating companies from Lear Siegler, a Fortune 500 industrial conglomerate. He served as an executive officer of the new entity, BFM Aerospace Corporation, where he was responsible for corporate human resources and risk management. BFM Aerospace was sold in 1992. Mr. Gutovich began his career in 1975 as a corporate pilot. He currently maintains his commercial pilot credentials and consults with other families that have an interest in aviation related assets or activities. We believe Mr. Gutovich is well-qualified to serve as a member of our board of directors due to his business experience and contacts.

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Barry Rodgers, 77 years old, brings 50 years of entrepreneurial and executive experience, including over 30 years in the aerospace, defense, and electronics industries.  Mr. Rodgers is the founder of Rodgers Consulting Services, an independent corporate advisory practice he founded in September 2010.  Mr. Rodgers’ aerospace background includes a 20-year career with Lear Siegler, a Fortune 500 industrial conglomerate with a leading aerospace and defense business.  The company was acquired by Forstmann Little & Co in a leveraged buy-out in December 1986.  Prior to the leveraged buy-out, Mr. Rodgers served as Corporate Vice President for all of Lear Siegler’s Electronics and Material Handling Companies from July 1985 until December 1986.  After the leveraged buy-out, he was responsible for managing the companies initially identified as divestitures under Forstmann Little’s ownership that ended in June 1987.  During his career at Lear Siegler, Mr. Rodgers held a variety of engineering and executive roles of increasing responsibility that included work in the field of unmanned aircraft vehicles for the U.S. Air Force and the design and implementation of digital Fly by Wire systems for a variety of military aircraft.  After leaving Lear Siegler in April 1987, Mr. Rodgers was one of three founders of an investments firm, Raebarn Partners, which orchestrated a leveraged buy-out of a number of Lear Siegler businesses to form BFM Aerospace in November 1987.  He served as Chairman and Chief Executive Officer of BFM Aerospace from its formation in November 1987 until its sale was completed in October 1992.  Following the sale of BFM Aerospace, Mr. Rodgers founded Medox in April 1993, a medical equipment company that was sold to its Japanese partners in June 1995. Mr. Rodgers earned a ME from UCLA   and an MSc from Cranfield Institute of Technology in the UK.  During 1995, he became a Member of the Board of Trustees of Chapman University in Orange, California.  In April 1997, he and his wife founded the Rodgers Center for Holocaust Education at Chapman University.  We believe Mr. Rodgers is well-qualified to serve as a member of our board of directors due to his business experience and contacts.

Neither of Messrs. Fred nor Aldeanueva has entered into an employment agreement with the Company and neither of them will receive any cash or other compensation from the Company for services rendered to the Company until following the Company’s consummation of a business combination.

The Insider Shares transferred by the Initial Shareholders will remain in escrow in the names of the Investors until one year after consummation of such business combination (except in certain situations) in accordance with the terms of the escrow agreement that was entered into by the Initial Shareholders in connection with the Company’s initial public offering. Additionally, the Initial Shareholders assigned the registration rights they were granted with respect to the Insider Shares to the Investors in connection with the transfer.

In connection with the Company’s initial public offering, Fortress Biotech, Inc. (“Fortress”), one of the Initial Shareholders, agreed that if the Company liquidated prior to the consummation of a business combination, it would be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company in excess of the net proceeds of the initial public offering not held in the trust account or previously released to the Company. Additionally, if the Company was forced to liquidate and did not have sufficient funds to pay the cost of liquidation, Fortress had agreed to advance the Company the funds necessary to complete such liquidation and agreed not to seek repayment for such expenses. As part of the above-referenced resignations and appointments, Mr. Fred has agreed to be responsible for such obligations and Fortress has been released from such obligations.

Additionally, Fortress had agreed to make certain general and administrative services, including office space, available to the Company for a fee of $10,000 per month. In connection with the Agreement, this arrangement has been terminated and will not be replaced by another provider.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01.      Financial Statement and Exhibits.

(d) Exhibits:

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Exhibit	Description

10.1	CB Purchase Agreement

10.2	CB Transfer Agent Letter

10.3	CB Registration Rights Letter Agreement

10.4	New Investors Inside Agreement

10.5	CB Insider Letter Amendment (Fortress)

10.6	CB Insider Letter Amendment (all but Fortress)

10.7	CB Administrative Services Termination Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016

CB PHARMA ACQUISITION CORP.

By:	/s/ Lindsay A. Rosenwald
Name: Lindsay A. Rosenwald
Title: CEO

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